Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2019 RESULTS
AND ANNOUNCES THE PURCHASE OF BACKFLOW DIRECT LLC

•	Reported sales of $395 million, +1%

•	Organic sales growth +2%, foreign exchange -1%

•	GAAP and adjusted operating margin of 12.4% and 13.3%, respectively, both +40 basis points

•	GAAP EPS of $0.94, +2%; adjusted EPS of $1.04, +5%

•	Second half 2019 organic growth in line with previous outlook

•	Purchased the assets of Backflow Direct LLC

*Performance relative to comparable third quarter ended September 30, 2018.

North Andover, MA…October 30, 2019.  Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter 2019 results.

Sales during the third quarter of $395 million increased 1% compared to the same period in 2018. Third quarter net income per diluted share (EPS) on a GAAP basis was $0.94 as compared to $0.92 for the same period last year.  Adjusted for special items, third quarter EPS was $1.04 as compared to $0.99 for the same period last year.  Both GAAP and adjusted EPS increases were attributable to higher prices, increased productivity and reduced non-operating expenses.  GAAP EPS in the third quarter of 2019 was negatively impacted primarily by professional fees incurred to optimize and simplify our European legal structure and gain a deeper understanding of product/customer profitability by end market, as well as acquisition related costs.  In 2018, GAAP EPS was impacted by restructuring charges. A summary of third quarter financial results is as follows:

(In millions, except per share information)	Third Quarter Ended
	September 29,	September 30,
	2019	2018	% Change

Sales	$394.7	$390.9	1%

Net income	$32.3	$31.5	3%

Diluted earnings per share	$0.94	$0.92	2%

Special items (1) per share	$0.10	$0.07

Adjusted earnings per share (1)	$1.04	$0.99	5%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

The Company also announced it completed the purchase of substantially all the assets of Backflow Direct LLC, based in Rancho Cordova, California.  Backflow Direct specializes in the design and manufacture of backflow prevention valves used primarily in fire protection applications.

Chief Executive Officer, Robert J. Pagano Jr., noted, “We continued to drive solid operating results during the quarter.  We delivered record third quarter sales, operating margin and EPS, on both a GAAP and adjusted basis.  Operating margin continued to benefit from increased price and productivity initiatives.  Our current 2019 second half organic sales growth expectations are in line with our August outlook.  The acquisition of Backflow Direct will allow us to better meet the needs of our customers through a broader product offering and enhance our R&D efforts.”

Financial Highlights

•

Third quarter sales increased 1% and 2% on a reported and organic basis, respectively, compared to the third quarter last year; reported and adjusted operating margin both increased 40 basis points. Regionally:

Americas

•	Sales increased 3% on a reported and organic basis with growth in plumbing, drains and water quality products. Sales growth was driven by incremental price and higher volume.
•

Operating margin increased 90 basis points to 18.0% and 100 basis points to 18.1% on a reported and adjusted basis, respectively. Operating margin benefited from price and productivity, partially offset by investments and general inflation.

Europe

•	Sales for the third quarter were down 3% on a reported basis, driven by negative foreign exchange year over year. Organic sales were up 1% from growth in drains and plumbing products.
•

Reported operating margin increased 280 basis point to 11.2%, primarily related to a $3.4 million restructuring charge incurred in the prior year’s third quarter. Adjusted operating margin decreased 30 basis points to 11.2%, as the benefits of incremental price and productivity were more than offset by increased investments and the timing of costs in the quarter.

Asia-Pacific, Middle East, and Africa (“APMEA”)

•

Reported sales were down 1% compared to the third quarter of 2018 and increased 1% on an organic basis.  Sales increases were driven primarily by higher volume in China, partially offset by continued softness in the Middle East and Korea.

•

Reported and adjusted operating margin both decreased 640 basis points to 8.7%.  The decreases were driven by a significant reduction in affiliate volume, planned investments and sales mix, partially offset by productivity savings.

•

For the first nine months of 2019, operating cash flow was $95 million, net capital expenditures were $19 million and free cash flow was $76 million.  In the comparable period last year, operating cash flow was $67 million, net capital expenditures were $24 million and free cash flow was $43 million.  Operating cash flow and free cash flow increased due to higher income and decreases in inventory and tax payments.   Free cash flow also increased from reduced capital expenditures.  We expect continued improvement in both operating cash flow and free cash flow during the fourth quarter of 2019, due to normal seasonality.

•	The Company repatriated $7 million in cash during the third quarter. For the first nine months of 2018, $37 million had been repatriated, a majority of which was used to pay down revolving debt.

•

The Company repurchased approximately 48,000 shares of Class A common stock at a cost of $4.5 million during the third quarter. For the first nine months of 2019, we purchased approximately 178,000 shares at a cost of $14.8 million, which offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter results for 2019 on Thursday, October 31, 2019, at 9:00 a.m. Eastern Time. This press release and the live webcast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until October 31, 2020.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our 2019 organic sales growth outlook and anticipated free cash flow improvements.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the timing and expected impact of tariffs; the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance risks and costs; product liability risks and costs; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018
Net sales	$394.7	$390.9	$1,200.2	$1,177.3
Cost of goods sold	226.1	226.4	692.8	686.7
GROSS PROFIT	168.6	164.5	507.4	490.6
Selling, general and administrative expenses	119.8	114.2	354.9	344.2
Restructuring	—	3.4	2.7	3.4
OPERATING INCOME	48.8	46.9	149.8	143.0
Other (income) expense:
Interest income	(0.1)	(0.1)	(0.3)	(0.6)
Interest expense	3.5	3.9	10.8	12.6
Other income, net	(0.8)	(0.9)	(0.4)	(2.0)
Total other expense	2.6	2.9	10.1	10.0
INCOME BEFORE INCOME TAXES	46.2	44.0	139.7	133.0
Provision for income taxes	13.9	12.5	40.0	37.3
NET INCOME	$32.3	$31.5	$99.7	$95.7

BASIC EPS
NET INCOME PER SHARE	$0.95	$0.92	$2.92	$2.79
Weighted average number of shares	34.0	34.3	34.1	34.3
DILUTED EPS
NET INCOME PER SHARE	$0.94	$0.92	$2.91	$2.78
Weighted average number of shares	34.2	34.3	34.2	34.4
Dividends declared per share	$0.23	$0.21	$0.67	$0.61

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 29,	December 31
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$173.7	$204.1
Trade accounts receivable, less allowance for doubtful accounts of $14.6 million at September 29, 2019 and $15.0 million at December 31, 2018	238.6	205.5
Inventories, net:
Raw materials	88.2	87.4
Work in process	17.1	17.3
Finished goods	173.9	182.1
Total Inventories	279.2	286.8
Prepaid expenses and other assets	22.6	24.9
Total Current Assets	714.1	721.3
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	542.0	537.4
Accumulated depreciation	(346.2)	(335.5)
Property, plant and equipment, net	195.8	201.9
OTHER ASSETS:
Goodwill	577.3	544.8
Intangible assets, net	154.2	165.2
Deferred income taxes	2.4	1.6
Other, net	52.5	18.9
TOTAL ASSETS	$1,696.3	$1,653.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$103.4	$127.2
Accrued expenses and other liabilities	135.5	130.6
Accrued compensation and benefits	52.6	60.9
Current portion of long-term debt	105.0	30.0
Total Current Liabilities	396.5	348.7
LONG-TERM DEBT, NET OF CURRENT PORTION	238.5	323.4
DEFERRED INCOME TAXES	38.5	38.5
OTHER NONCURRENT LIABILITIES	80.8	51.8
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,617,045 shares at September 29, 2019 and 27,646,465 shares at December 31, 2018	2.8	2.8
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,279,290 shares at September 29, 2019 and 6,329,290 at December 31, 2018	0.6	0.6
Additional paid-in capital	585.9	568.3
Retained earnings	494.9	440.7
Accumulated other comprehensive loss	(142.2)	(121.1)
Total Stockholders’ Equity	942.0	891.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,696.3	$1,653.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 29,	September 30,
	2019	2018
OPERATING ACTIVITIES
Net income	$99.7	$95.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22.7	21.5
Amortization of intangibles	11.6	15.2
Loss (gain) on disposal and impairment of property, plant and equipment and other	0.7	(0.1)
Stock-based compensation	13.3	10.0
Deferred income tax	2.0	(4.0)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(36.5)	(17.4)
Inventories	5.1	(35.4)
Prepaid expenses and other assets	0.2	(4.9)
Accounts payable, accrued expenses and other liabilities	(23.9)	(14.0)
Net cash provided by operating activities	94.9	66.6
INVESTING ACTIVITIES
Additions to property, plant and equipment	(19.1)	(24.1)
Proceeds from the sale of property, plant and equipment	0.1	0.1
Net proceeds from the sale of assets, and other	—	0.2
Business acquisitions, net of cash acquired and other	(42.7)	(2.2)
Net cash used in investing activities	(61.7)	(26.0)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	82.0	50.0
Payments of long-term debt	(92.5)	(168.9)
Payments for tax withholdings on vested stock awards, finance leases and other	(11.1)	(6.4)
Proceeds from share transactions under employee stock plans	1.0	2.1
Payments to repurchase common stock	(14.8)	(15.5)
Dividends	(23.6)	(21.1)
Net cash used in financing activities	(59.0)	(159.8)
Effect of exchange rate changes on cash and cash equivalents	(4.6)	(4.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(30.4)	(123.4)
Cash and cash equivalents at beginning of year	204.1	280.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$173.7	$156.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Third Quarter Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Americas	$270.3	$262.7	$816.2	$775.8
Europe	107.9	111.6	337.4	351.7
APMEA	16.5	16.6	46.6	49.8
Total	$394.7	$390.9	$1,200.2	$1,177.3

Operating Income (Loss)

	Third Quarter Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Americas	$48.5	$45.0	$142.3	$128.1
Europe	12.1	9.4	38.1	37.2
APMEA	1.4	2.5	3.9	5.5
Corporate	(13.2)	(10.0)	(34.5)	(27.8)
Total	$48.8	$46.9	$149.8	$143.0

Intersegment Sales

	Third Quarter Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

Americas	$3.2	$3.7	$9.1	$9.7
Europe	3.4	3.7	11.3	10.6
APMEA	17.7	27.3	53.4	68.7
Total	$24.3	$34.7	$73.8	$89.0

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income, and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, professional fees incurred to optimize and simplify our European legal structure and gain a deeper understanding of product/customer profitability by end market, acquisition related costs and footprint optimization costs. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2019	2018	2019	2018

Net sales	$394.7	$390.9	$1,200.2	$1,177.3

Operating income (loss) - as reported	$48.8	$46.9	$149.8	$143.0
Operating margin %	12.4%	12.0%	12.5%	12.1%

Adjustments for special items:
Restructuring	—	3.4	2.7	3.4
Professional fees	2.3	—	2.3	—
Acquisition related costs	0.9	—	0.9	—
Footprint optimization	0.4	—	0.4	—
Total adjustments for special items	$3.6	$3.4	$6.3	$3.4

Operating income - as adjusted	$52.4	$50.3	$156.1	$146.4
Adjusted operating margin %	13.3%	12.9%	13.0%	12.4%

Net income (loss) - as reported	$32.3	$31.5	$99.7	$95.7

Adjustments for special items - tax affected:
Restructuring	—	2.5	1.9	2.5
Professional fees	2.3	—	2.3	—
Acquisition related costs	0.7	—	0.7	—
Footprint optimization	0.3	—	0.3	—
	$3.3	$2.5	$5.2	$2.5

Net income - as adjusted	$35.6	$34.0	$104.9	$98.2

Diluted earnings per share - as reported	$0.94	$0.92	$2.91	$2.78
Adjustments for special items	0.10	0.07	0.16	0.08
Diluted earnings per share - as adjusted	$1.04	$0.99	$3.07	$2.86

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 29, 2019					September 30, 2018
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$270.3	107.9	16.5	—	394.7	$262.7	111.6	16.6	—	390.9

Operating income (loss) - as reported	$48.5	12.1	1.4	(13.2)	48.8	$45.0	9.4	2.5	(10.0)	46.9
Operating margin %	18.0%	11.2%	8.7%		12.4%	17.1%	8.4%	15.1%		12.0%

Adjustments for special items	$0.4	—	—	3.2	3.6	$—	3.4	—	—	3.4

Operating income (loss) — as adjusted	$48.9	12.1	1.4	(10.0)	52.4	$45.0	12.8	2.5	(10.0)	50.3
Adjusted operating margin %	18.1%	11.2%	8.7%		13.3%	17.1%	11.5%	15.1%		12.9%

	Nine Months Ended					Nine Months Ended
	September 29, 2019					September 30, 2018
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$816.2	337.4	46.6	—	1,200.2	$775.8	351.7	49.8	—	1,177.3

Operating income (loss) - as reported	$142.3	38.1	3.9	(34.5)	149.8	$128.1	37.2	5.5	(27.8)	143.0
Operating margin %	17.4%	11.3%	8.5%		12.5%	16.5%	10.6%	11.0%		12.1%

Adjustments for special items	$0.4	2.7	—	3.2	6.3	$—	3.4	—	—	3.4

Operating income (loss) — as adjusted	$142.7	40.8	3.9	(31.3)	156.1	$128.1	40.6	5.5	(27.8)	146.4
Adjusted operating margin %	17.5%	12.1%	8.5%		13.0%	16.5%	11.5%	11.0%		12.4%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Third Quarter
	Americas	Europe	APMEA	Total

Reported net sales September 29, 2019	$270.3	$107.9	$16.5	$394.7
Reported net sales September 30, 2018	262.7	111.6	16.6	390.9

Dollar change	$7.6	$(3.7)	$(0.1)	$3.8

Net Sales% increase (decrease)	2.9%	(3.3)%	(0.6)%	1.0%
Decrease due to foreign exchange	0.1%	4.6%	1.8%	1.4%
Organic sales increase	3.0%	1.3%	1.2%	2.4%

	Nine Months
	Americas	Europe	APMEA	Total

Reported net sales September 29, 2019	$816.2	$337.4	$46.6	$1,200.2
Reported net sales September 30, 2018	775.8	351.7	49.8	1,177.3

Dollar change	$40.4	$(14.3)	$(3.2)	$22.9

Net Sales % increase (decrease)	5.2%	(4.1)%	(6.4)%	1.9%
Decrease due to foreign exchange	0.2%	6.3%	3.0%	2.2%
Organic sales increase (decrease)	5.4%	2.2%	(3.4)%	4.1%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 29,	September 30,
	2019	2018

Net cash provided by operations - as reported	$94.9	$66.6
Less: additions to property, plant, and equipment	(19.1)	(24.1)
Plus: proceeds from the sale of property, plant, and equipment	0.1	0.1
Free cash flow	$75.9	$42.6

Net income - as reported	$99.7	$95.7

Cash conversion rate of free cash flow to net income	76.1%	44.5%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT
AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 29,	December 31
	2019	2018

Current portion of long-term debt	$105.0	$30.0
Plus: Long-term debt, net of current portion	238.5	323.4
Less: Cash and cash equivalents	(173.7)	(204.1)
Net debt	$169.8	$149.3

Net debt	$169.8	$149.3
Plus: Total stockholders’ equity	942.0	891.3
Capitalization	$1,111.8	$1,040.6

Net debt to capitalization ratio	15.3%	14.3%